SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

December 7, 2004

(Date of Report)

(Date of Earliest Event Reported)

Central European Distribution Corporation

(Exact name of registrant as specified in its charter)

Delaware	0-24341	54-1865271
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS employer identification number)

1343 Main Street, Suite 301, Sarasota Florida 34236

(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: (941) 330-1558

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On December 1, 2004, Central European Distribution Corporation entered into an employment agreement with Christopher Biedermann, effective January 17, 2005, for a term of three years. Under the employment agreement, Mr. Biedermann will be paid a total base salary of $100,000 for the first year of his employment, $105,000 for the second year of his employment, and $110,000 for the third year of his employment. Mr. Biedermann is also entitled to receive a cash bonus in the amount of $65,000 per year pursuant to Central European Distribution’s executive bonus plan and a one-time bonus of $35,000 if the acquisition of Polmos Bialystok is consummated. The employment agreement also provides Mr. Biedermann with annual grants of stock options to purchase 20,000 shares of Central European Distribution common stock.

The employment agreement is terminable by Central European Distribution for cause and if Mr. Biedermann is unable to perform his duties for more than six (6) months because of illness, physical or mental disability or other similar incapacity. The employment agreement is terminable by Mr. Biedermann for good reason.

A copy of the employment agreement is attached as Exhibit 10.1 and incorporated into this current report by reference.

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On December 7, 2004, Central European Distribution Corporation announced the resignation of Neil Crook from his executive position of chief financial officer with Central European Distribution, effective January 17, 2005, and the hiring of Christopher Biedermann as the new chief financial officer of Central European Distribution Corporation, also effective January 17, 2005. Mr. Crook will remain with Central European Distribution through March 16, 2005, to assist Mr. Biedermann. Prior to joining Central European Distribution, Mr. Biedermann, age 37, held the position of country finance manager with General Electric Consumer & Industrial, Poland since 2003, where he managed the finance function for three production plants in Poland, including manufacturing finance and controllers group. From 1998 to 2003, Mr. Biedermann held a number of positions with Coca – Cola Hellenic Bottling Company (HBC) S.A. From 2001 to 2003, he held the position of country chief financial officer and operations manager with Coca – Cola HBC S.A., Slovenia. From 2000 to 2001, he worked with Coca – Cola HBC, London, UK where he worked as part of a team to develop business overview and financials for long-term credit rating application and road show presentation for certain securities issuance. In 2000, he held the position of commercial finance manager for Coca – Cola HBC, Poland. Mr. Biedermann has an M.B.A. from the University of Texas. Central European Distribution has entered into an employment agreement with Mr. Biederman, effective January 17, 2005. A description of the employment agreement is included under Item 1.01 of this current report.

A copy of the employment agreement with Mr. Biedermann and the press release relating to Mr. Crook’s resignation and Mr. Biedermann’s hiring are attached as Exhibits 10.1 and 99.1 and incorporated into this current report by reference.

Item 9.01. Financial Statements and Exhibits.

(c)	Exhibits

10.1	Employment Agreement entered into on December 1, 2004, effective January 17, 2005, between Central European Distribution Corporation and Christopher Biedermann

99.1	Press Release of Central European Distribution Corporation dated December 7, 2004.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 7, 2004	Central European Distribution Corporation

	By:	/s/ James Archbold
	Name:	James Archbold
	Its:	Secretary

INDEX TO EXHIBITS

Exhibit Number	Description
10.1	Employment Agreement entered into on December 1, 2004, effective January 17, 2005, between Central European Distribution Corporation and Christopher Biedermann

99.1	Press Release of Central European Distribution Corporation dated December 7, 2004